Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
JOBY AVIATION, INC.
2024 PERFORMANCE AWARD PROGRAM

(effective January 1, 2024)

This Performance Award Program (this “Program”) has been adopted by the Compensation Committee of the Board of Directors (the “Board”) of Joby Aviation, Inc. (the “Company”) under the Company’s 2021 Incentive Award Plan (the “Plan”) effective as of January 1, 2024 (the “Effective Date”). Capitalized terms not otherwise defined herein shall have the meaning ascribed in the Plan.

Purpose and Participants

The purpose of the Program is to provide an incentive to employees of the Company’s Participating Subsidiaries (as defined below) to achieve certain business and operational goals for calendar year 2024, as set forth on Exhibit A attached hereto.

“Participants” in the Program include all permanent employees of the Company’s subsidiaries listed on Exhibit B (the “Participating Subsidiaries”), whether full-time or part-time. If a Participant transitions from a permanent full-time or part-time employee role to a consulting role, or if a Participant changes employment from a Participating Subsidiary to another Company subsidiary that does not participate in the Program, any Awards previously granted under the Program will continue to vest provided that the individual continues to be a Service Provider (as defined in the Plan) through the applicable vesting date.

Other employees or consultants may be granted Awards under the Program on the same or different terms as Participants in the sole discretion of the Administrator, in which case any reference to a “Participant” herein shall also be deemed to refer to such individuals.

Interns, contractors, seasonal workers and other temporary employees are not eligible Participants.

Certain Definitions

As used in this Program, the following terms have the following meanings:
●“Administrator” means the Compensation Committee of the Board, unless otherwise designated by the Board.
●“Award” means an award of Restricted Stock Units (“RSUs”) that is granted under this Program and is subject to performance conditions.
●“Determination Date” means the date determined by the Administrator to evaluate the achievement of each Goal, such date to be no later than January 14, 2025.

●“Discretionary Leave of Absence” means a leave of absence other than a leave mandated by applicable law or specifically provided for under the Company’s Employee Leave Policy, as in effect at the time of the leave.
●“Earned Percentage” has the meaning set forth on Exhibit A attached hereto.
●“Goal” has the meaning set forth on Exhibit A attached hereto.
●“Grant Date” means the Initial Grant Date, and each other date that the Administrator specifies for the grant of an Award hereunder.
●“Initial Grant Date” means the date that the Administrator approves the first set of Awards under this Program.
●“Performance Period” means January 1, 2024 through December 31, 2024.
●“Proration Multiplier” means:
ofor any Participant who commenced employment with a Participating Subsidiary after January 1, 2024: the ratio of (i) the number of calendar months the Participant will have been employed by the Participating Subsidiary as of December 31, 2024 (assuming the Participant continues to be employed through December 31, 2024), over (ii) 12.1 ofor any Participant who was employed by a Participating Subsidiary on January 1, 2024: 1.0.
ofor any Participant who commenced employment with a Participating Subsidiary on or after December 1, 2024: 0.
●“Specified Price” means the volume weighted average trading price of the Common Stock over the 20 consecutive trading days ending on January 26, 2024, which was $6.02.
●“Target Amount” for a Participant means the target amount established by the Administrator for such Participant or, if no target amount has been established by the Administrator for such Participant, 10% of the Participant’s annualized base salary for salaried employees or annualized base wages for hourly employees, in either case effective as of the day immediately prior to the Grant Date (or, if the Award is approved via Unanimous Written consent, as of with a date selected to be as near as practicable prior to distribution of the Unanimous Written Consent for approval). For hourly employees a Participant’s annualized base wages will be calculated based on the Participant’s expected annual hours multiplied by their hourly pay rate. If the expected number of hours is expressed as a range (i.e. 20-25 hours), the annualized base pay shall be calculated based upon the upper end of the stated range. For salaried employees, a Participant’s annualized salary shall be as reflected in the Participant’s most recent offer letter, compensation change letter, employment status change letter or other employment agreement. In no case will geographic differential pay, shift differential, bonus pay or any other non-base pay be considered in determining a Participant’s annual base salary or wages.
1     For example, if an employee is hired on March 15, 2024, the Proration Multiplier will be 10/12.

Awards
On the Initial Grant Date, each Participant who is a Service Provider as of such date shall be granted an Award comprised of a number of RSUs calculated by dividing (a) the product of the Participant’s Target Amount multiplied by the Proration Multiplier by (b) the Specified Price, rounded down to the nearest whole number of RSUs. On each Grant Date thereafter, each Participant who is a Service Provider as of such date and who has not previously been granted an Award under the Program shall, at the discretion of the Administrator, be granted an Award comprised of a number of RSUs calculated by dividing (a) the product of the Participant’s Target Amount multiplied by the Proration Multiplier by (b) the Specified Price, rounded down to the nearest whole number of RSUs.
On the Determination Date, the Administrator shall determine which Goal(s) have been achieved during the Performance Period and validate the Earned Percentage.
Each Award that is granted hereunder will vest in equal installments on each of January 14, 2025, February 10, 2025, March 4, 2025 and April 7, 2025 (each a “Vesting Date”), subject in each case to the Participant’s continued status as a Service Provider (as defined in the Plan) through such vesting date. If a Participant is on a Discretionary Leave of Absence as of an applicable Vesting Date, the Award will vest following the Participant’s return to active service, consistent with the Company’s discretionary leave of absence policy.
Within 30 days after each Vesting Date, the Company shall settle each RSU that vests on such Vesting Date by issuing the Participant a number of shares of Company Common Stock equal to the product determined by multiplying (a) the number of RSUs underlying the Award held by the Participant by (b) the Earned Percentage by (c) 25%, cumulatively rounded down to the nearest whole share.
By way of example, if a Participant who was employed for all of 2024 and 2025 was granted an Award of 750 RSUs and the Earned Percentage was determined to be 110%, the Participant would be issued 207 shares of Company Common Stock on or around January 14, 2025 and 206 shares of Company Common Stock on or around each of February 10, March 4, and April 7, 2025, determined by multiplying (a) 750, by (b) 110%, by (c) 25%, cumulatively rounded.
Consistent with the terms of the Plan, vested Awards will generally be deposited in a Participant’s account within 30 days after the vesting date.

Miscellaneous
The other provisions of the Plan shall apply to the RSUs granted under this Program, except to the extent such other provisions are inconsistent with this Program. All applicable terms of the Plan apply to this Program as if fully set forth herein, and all grants of RSUs hereby are subject in all respects to the terms of the Plan. The grant of RSUs under this Program shall be made solely by and subject to the terms set forth in an Award Agreement in a form approved by the Administrator and duly executed by an executive officer of the Company.

* * * * *

EXHIBIT A

2024 Performance Goals

The table below sets forth the performance goals under this Program (each a “Goal”) for the Performance Period, and the corresponding potential number of shares that will be issued for each RSU that vests (expressed as a percentage of the total RSUs subject to an Award) for each of the Goals depending on whether the Goal is achieved at the Minimum, Target, or Maximum Achievement Percentage. The Administrator has sole discretion to amend, modify, remove or replace any Goal prior to its achievement.

The Administrator shall determine the Achievement Percentage for each Goal and the aggregate Earned Percentage on the Determination Date as follows:

●If the Administrator determines that the Minimum Achievement Percentage for a particular Goal has not been achieved during the Performance Period, the Achievement Percentage for that Goal shall be 0%.

●If the Administrator determines that the Minimum, Target or Maximum Achievement Percentage for a particular Goal has been exactly achieved, the Achievement Percentage for that Goal shall be as noted in the applicable column for that Goal in the table below.

●Unless otherwise noted below, if the Administrator determines that the number of objectives completed is between the thresholds for Minimum and Target Achievement Percentage or between the Target and Maximum Achievement Percentage for a particular Goal, the Achievement Percentage for that Goal shall be prorated based on the number of the objectives completed relative to Goal’s threshold levels.

●If objectives are completed above the Maximum Achievement Percentage for a particular Goal, the Achievement Percentage for that Goal shall be as noted in the Maximum Achievement Percentage column for that Goal in the table below.

●The “Earned Percentage” shall be calculated by summing the Achievement Percentages achieved for each Goal. The maximum possible Earned Percentage is 125%. Solely as an example, assuming that the Achievement Percentages for Goals 1 through 5 were 37.5%, 30%, 25%, 12.5% and 5%, respectively, the Earned Percentage would be 110%.

Goal Description	Achievement Percentage (Minimum)	Achievement Percentage (Target)	Achievement Percentage (Maximum)
Goal 1: [*****][2]	15%	30%	37.5%
Payout determined by how many of the following objectives are completed by December 31, 2024: [******]	10 items completed	15 items completed	19 items completed
Goal 2: FAA Required Tests[3]	15%	30%	37.5%
Payout determined by how many of the following objectives are completed by December 31, 2024: [******]	[*****]	[*****]	[*****]
Goal 3: Manufacturing[4]	10%	20%	25%
Payout determined by how many aircraft and conforming major structures objectives are manufactured by December 31, 2024: [******]	[*****]	[*****]	[*****]
Goal 4: [*****] [5]	n/a	10%	12.5%
Complete [*****]	n/a	[*****]	[*****]
Goal 5: Commercialization[6]	5.0%	10%	12.5%
Achievement Percentage determined by how many [*****] are completed by December 31, 2024. [*****]	[*****]	[*****]	[*****]
2 Once Minimum threshold is achieved achievement level will be prorated. For each additional objective achieved between the Minimum and Target thresholds, the Achievement Percentage will be increased by 3.0%. For each additional objective achieved between the Target and Maximum thresholds, the Achievement Percentage will be increased by 1.875%. For goals referencing [*****], [*****] will be determined to have occurred when [*****].
3 Once Minimum threshold is achieved achievement level will be prorated. For each additional objective achieved between the Minimum and Target thresholds, the Achievement Percentage will be increased by 7.5%. For each additional objective achieved between the Target and Maximum thresholds, the Achievement Percentage will be increased by 3.75%.
4 Once Minimum threshold is achieved achievement will be prorated. For each additional aircraft or conforming part completed between the Minimum and Target thresholds, the Achievement Percentage will be increased by 3.33%. For each additional aircraft or conforming part completed between the Target and Maximum thresholds, the Achievement Percentage will be increased by 2.5%
5 There will be no proration applied to Goal 4.
6 There will be no proration applied to Goal 5.

[*****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

EXHIBIT B

Participating Subsidiaries

Joby Aero, Inc.
Joby Germany GmbH
Joby Austria GmbH
Joby U.K. Limited
[*****]
Joby Elevate, Inc.
[*****]